Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-56423, No. 333-67767, No. 333-74335, No. 333-75525, No. 333-75972 and No. 333-101150) on Form S-3, and (No. 333-27553, No. 333-49121, No. 333-49145, No. 333-67721, No. 333-74331, No. 333-78947, No. 333-90268, No. 333-90948, No. 333-108960 and No. 333-111010) on Form S-8, of Kroll Inc. of our report dated March 12, 2004 (May 28, 2004 as to Notes 2, 8, 10, 17, 22 and 26) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to i) Kroll Inc.’s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” ii) the database restatement described in Note 25 and iii) the segment data restatement described in Note 2) appearing in this Current Report on Form 8-K of Kroll Inc. dated May 28, 2004.

/s/ Deloitte & Touche LLP

New York, New York
May 28, 2004